Amended and Restated

Schedule D

dated May 22, 2018

to

THE ADVISORS’ INNER CIRCLE FUND II

Amended and Restated Rule 18f-3 Multiple Class Plan

dated February 21, 2007

Frost Funds

(each a Fund to which Frost Investment Advisors, LLC serves as investment adviser)

	Institutional Class Shares	Investor Class Shares	A Class Shares
Frost Growth Equity Fund	X	X
Frost Value Equity Fund	X	X
Frost Mid Cap Equity Fund	X	X
Frost Total Return Bond Fund	X	X	X
Frost Credit Fund	X	X	X
Frost Low Duration Bond Fund	X	X
Frost Municipal Bond Fund	X	X

EXHIBIT D.1

FROST FUNDS

CERTIFICATE OF CLASS DESIGNATION

Institutional Class Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Institutional Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.	Eligibility of Purchasers

Institutional Class Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.	Exchange Privileges

Institutional Class Shares of each Fund may be exchanged for Institutional Class Shares of each other Frost Fund in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.	Conversion Rights

Shareholders of Institutional Class Shares of one Frost Fund may convert such Institutional Class Shares into another class of shares of the same Frost Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Frost Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Class Shares, a Frost Fund may, in its discretion, elect to convert such shareholder’s Institutional Class Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's Institutional Class Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

EXHIBIT D.2

FROST FUNDS

CERTIFICATE OF CLASS DESIGNATION

Investor Class Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

Investor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the Investor Class Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds’ Investor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.	Eligibility of Purchasers

Investor Class Shares are available to individual and institutional investors, and may require a minimum initial investment (as described in the prospectus).

3.	Exchange Privileges

Investor Class Shares of each Fund may be exchanged for Investor Class Shares of each other Frost Fund in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each Investor Class shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.	Conversion Rights

Shareholders of Investor Class Shares of one Frost Fund may convert such Investor Class Shares into another class of shares of the same Frost Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Frost Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in Investor Class Shares, a Frost Fund may, in its discretion, elect to convert such shareholder’s Investor Class Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's Investor Class Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

EXHIBIT D.3

FROST FUNDS

CERTIFICATE OF CLASS DESIGNATION

A Class Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

A Class Shares may be sold with an initial or deferred load or sales charge (each as described in the prospectus), and are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

The Trust, on behalf of each Fund will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the A Class Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds’ A Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the A Class Shares’ assets, in an annual amount up to 0.15% of the average daily net assets of the A Class Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are A Class shareholders, as described in the Fund’s prospectus.

2.	Eligibility of Purchasers

A Class Shares are available to individual and institutional investors, and may require a minimum initial investment (as described in the prospectus).

3.	Exchange Privileges

A Class Shares of each Fund may be exchanged for A Class Shares of each other Frost Fund in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each A Class shareholder will have one vote for each full A Class Share held and a fractional vote for each fractional A Class Share held. A Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the A Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.	Conversion Rights

Shareholders of A Class Shares of one Frost Fund may convert such A Class Shares into another class of shares of the same Frost Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Frost Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in A Class Shares, a Frost Fund may, in its discretion, elect to convert such shareholder’s A Class Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's A Class Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.